Exhibit 10.46

PROMISSORY NOTE

$1,000,000	November 20, 2014

FOR VALUE RECEIVED, InfraREIT, Inc. (the “Issuer”), hereby unconditionally promises to pay to the order of Hunt Consolidated, Inc., or its assigns (the “Noteholder,” and together with the Issuer, the “Parties”), the principal amount of $1,000,000 (the “Loan”) as provided in this Promissory Note (this “Note”).

1. Definitions. Capitalized terms used herein shall have the meanings set forth in this Section 1.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Dallas, Texas are authorized or required by Law to close.

“Default” means any of the events specified in Section 5 which constitutes an Event of Default or which, upon the giving of notice, the lapse of time, or both pursuant to Section 6 would, unless cured or waived, become an Event of Default.

“Event of Default” has the meaning set forth in Section 5.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

“Issuer” has the meaning set forth in the introductory paragraph.

“Loan” has the meaning set forth in the introductory paragraph.

“Material Adverse Effect” means a material adverse effect on (a) the validity or enforceability of the Note; (b) the rights or remedies of the Noteholder hereunder; or (c) the Issuer’s ability to perform any of its material obligations hereunder.

“Maturity Date” means November 1, 2015.

“Note” has the meaning set forth in the introductory paragraph.

“Noteholder” has the meaning set forth in the introductory paragraph.

“Parties” has the meaning set forth in the introductory paragraph.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority or other entity.

2. Payment Date; Prepayments.

2.1 Interest. Interest shall accrue on the unpaid principal balance of the Loan at the rate of 2.5%, compounded annually.

2.2. Payment Date. The aggregate unpaid principal amount of the Loan, and all accrued and unpaid interest, shall be due and payable on the Maturity Date.

2.3. Optional Prepayment. The Issuer may prepay the Loan (which prepayment shall include accrued and unpaid interest) in whole or in part at any time or from time to time, and without premium or penalty.

3. Representations and Warranties. The Issuer hereby represents and warrants to the Noteholder as of the date hereof as follows.

3.1. Existence; Power and Authority: The Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of Maryland and has the requisite power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder.

3.2. Authorization; Execution and Delivery. The execution and delivery of this Note by the Issuer and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable laws. The Issuer has duly executed and delivered this Note.

3.3 No Approvals. No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Issuer to execute, deliver, or perform any of its obligations under this Note.

3.4 No Violations The execution and delivery of this Note and the consummation by the Issuer of the transactions contemplated hereby do not and will not (a) violate any provision of the Issuer’s organizational documents; (b) violate any law or order applicable to the Issuer or by which any of its properties or assets may be bound; or (c) constitute a default under any material agreement or contract by which the Issuer may be bound, except for such defaults that would not reasonably be expected to have a Material Adverse Effect.

3.5 Enforceability. The Note is a valid, legal and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4. Affirmative Covenants. Until all amounts outstanding in this Note have been paid in full, the Issuer shall:

4.1. Maintenance of Existence. (a) Preserve, renew and maintain in full force and effect its corporate or organizational existence and (b) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

4.2. Compliance. Comply with (a) all of the terms and provisions of its organizational documents; (b) its obligations under its material contracts and agreements; and (c) all Laws and Orders applicable to it and its business, except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

4.3. Notice of Events of Default. As soon as reasonably practicable and in any event within ten (10) Business Days after it becomes aware that a Default or an Event of Default has occurred, Issuer will notify the Noteholder in writing of the nature and extent of such Default or Event of Default and the action, if any, it has taken or proposes to take with respect to such Default or Event of Default.

4.4. Further Assurances. Upon the request of the Noteholder, promptly execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note.

5. Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

5.1. Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Issuer to the Noteholder herein is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made.

5.2. Breach of Covenants. The Issuer fails to observe or perform any material covenant, obligation, condition or agreement contained in this Note and such failure continues for 30 days after written notice to the Issuer.

5.3. Bankruptcy.

(a) the Issuer commences any case, proceeding or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Issuer makes a general assignment for the benefit of its creditors;

(b) there is commenced against the Issuer any case, proceeding or other action of a nature referred to in Section 5.3(a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 120 days;

(c) there is commenced against the Issuer any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 120 days from the entry thereof;

(d) the Issuer takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 5.3(a), Section 5.3(b) or Section 5.3(c) above; or

(e) the Issuer is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due.

6. Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may at its option, by written notice to the Issuer (a) declare the entire principal amount of this Note immediately due and payable; and/or (b) exercise any or all of its rights, powers or remedies under applicable Law or in equity; provided, however that, if an Event of Default described in Section 5.3 shall occur, the principal of the Loan shall become immediately due and payable without any notice, declaration or other act on the part of the Noteholder. No course of dealing, forbearance, indulgence, failure or delay on the part of the holder of this Note in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default. No single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No notice to or demand upon the Issuer shall entitle the Issuer to other or further notice or demand in similar or other circumstances. The remedies provided for herein are cumulative and are not exclusive of any other remedies that may be available to the holder of this Note pursuant to agreement, under applicable Law, in equity or otherwise.

7. Miscellaneous.

7.1. Notices.

(a) All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to the address specified below or to such other address as such Party may from time to time specify in writing in compliance with this provision:

(i)	If to the Issuer:

InfraREIT, Inc.

Attn: Ben Nelson

Telephone: (214) 978-8979

E-mail: bnelson@huntutility.com

(ii)	If to the Noteholder:

Hunt Consolidated, Inc.

Attn: Donna German

Telephone: (214) 978-8000

E-mail: dgerman@huntconsolidated.com

(b) Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day); and (iii) sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment).

7.2. Unconditional Obligations. The obligations of the Issuer to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

7.3. Governing Law. This Note and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note and the transactions contemplated hereby shall be governed by the laws of the State of Texas

7.3. Counterparts; Integration; Effectiveness. This Note and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note constitutes the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic format shall be effective as delivery of a manually executed counterpart of this Note.

7.4. Successors and Assigns. This Note may be assigned or transferred by the Noteholder to any Person. The Issuer may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.

7.5. Waiver of Notice. The Issuer hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing hereunder.

7.6. Interpretation. For purposes of this Note (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

7.7. Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

7.8. Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

7.9. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Noteholder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

7.10. Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the day and year first above written.

INFRAREIT, INC.

By:	/s/ David Hernandez
	Name:	David Hernandez
	Title:	Senior Vice President

ACKNOWLEDGED AND ACCEPTED

HUNT CONSOLIDATED, INC.

By:	/s/ Donna Cannon
	Name:	Donna Cannon
	Title:	Assistant Treasurer